EXHIBIT 99.3

Callon Petroleum Company Announces Third Quarter 2012 Reporting Date and Upcoming Investor Event

Natchez, MS (October 5, 2012) - Callon Petroleum Company (CPE) today announced that the company plans to release third quarter 2012 earnings and participate in an upcoming investor event:

Third Quarter 2012 Earnings Release and Webcast

Callon Petroleum Company plans to release its third quarter 2012 financial and operating results after the market closes on Wednesday, November 7, 2012. The Company will host a conference call to discuss results on Thursday, November 8, 2012 at 2:00 p.m. Eastern Time (1:00 p.m. Central Time).

Please join Callon Petroleum Company via the Internet for a webcast of the conference call:

Date/Time:    Thursday, November 8, 2012 at 2:00 p.m. Eastern Time (1:00 p.m. Central Time)

Webcast:    Live and archived webcast available at www.callon.com in the "Investors" section of the website.

Alternatively, you may join by telephone:

Call-in Number:    1-877-317-6789 (Toll-free)

An archive of the conference call webcast will also be available at www.callon.com in the "Investors" section of the website.

Canaccord Genuity Global Resource Conference

Senior management will present at the Canaccord Genuity Global Resource Conference in Miami, Florida. The presentation is scheduled for Wednesday, October 17, 2012 at 10:00 a.m. Central Time at the Fontainebleau Hotel. The live and archived webcast will be accessible on Callon`s website at www.callon.com in the "Investors" section.

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Texas, Louisiana and the offshore waters of the Gulf of Mexico.

This news release is posted on the company`s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the "News Releases" link on the top of the homepage.

For further information contact
Rodger W. Smith, 1-800-451-1294